UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 7, 2005

STERIS Corporation

(Exact name of registrant as specified in its charter)

Ohio	1-14643	34-1482024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5960 Heisley Road, Mentor, Ohio	44060-1834
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (440) 354-2600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

STERIS Corporation announced on January 7, 2005 that it completed the previously announced (November 16, 2004) agreement to acquire certain assets of Cosmed Group, Inc., a privately-held contract sterilization services provider with corporate offices in Jamestown, Rhode Island. The acquired business will be integrated into STERIS’s Isomedix Services segment, which is a provider of contract sterilization services to medical supply, consumer and industrial customers. The total purchase price for the acquired assets was $73 million.

On January 7, 2005, STERIS issued a press release announcing the completion of this transaction. The press release is attached as Exhibit 99.1.

ITEM 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
99.1	Press release issued by the Company on January 7, 2005 relating to the completion of the agreement to acquire certain assets of Cosmed Group, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERIS CORPORATION

By:	/s/ Laurie Brlas
Laurie Brlas Senior Vice President and Chief Financial Officer

Dated: January 12, 2005

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EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press release issued by the Company on January 7, 2005

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